UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 17, 2016

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 17, 2016, Franklin Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final voting results were as follows:

1.
To elect 10 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 10 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Peter K. Barker	475,076,287	5,656,743	619,789	34,180,975
Mariann Byerwalter	478,074,257	2,292,412	986,150	34,180,975
Charles E. Johnson	464,982,059	15,802,235	568,525	34,180,975
Gregory E. Johnson	473,741,866	6,471,436	1,139,517	34,180,975
Rupert H. Johnson, Jr.	465,609,246	15,157,178	586,395	34,180,975
Mark C. Pigott	475,262,560	5,360,203	730,056	34,180,975
Chutta Ratnathicam	476,907,430	3,719,577	725,812	34,180,975
Laura Stein	477,561,652	3,207,694	583,473	34,180,975
Seth H. Waugh	478,117,818	2,523,345	711,656	34,180,975
Geoffrey Y. Yang	479,117,183	1,643,462	592,174	34,180,975

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.
The ratification of the appointment of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
509,753,080	5,213,750	566,964

3.	To consider and vote on a stockholder proposal.
The stockholder proposal was not approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
19,186,417	406,570,599	55,595,803	34,180,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	February 18, 2016	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary

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